CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of Wimax EU, Ltd for the year ending December 31, 2005, I, Christopher Lee Miles, Chief Executive Officer and Chief Financial Officer of Wimax EU, Ltd hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report of Form 10-KSB for the year ending December 31,2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2005, fairly represents in all material respects, the financial condition and results of operations of Wimax EU, Ltd

Date: March 29, 2006

WIMAX EU, LTD

By: /s/ Christopher Lee Miles
Christopher Lee Miles Chief Executive Officer, Chief Financial Officer